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                                  [LETTERHEAD]

                                                                EXHIBIT 23(b)


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 6, 1996 incorporated by reference or included in HBO & Company's Annual Report on Form 10-K for the year ended December 31, 1995 and to all references to our firm included in this Registration Statement.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Atlanta, Georgia
June 10, 1996
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